Exhibit 10.1

CONFIDENTIAL

MUTUAL RELEASE AGREEMENT

THIS MUTUAL RELEASE AGREEMENT (the "Agreement") is dated as of this 6th day of August, 2013, (the "Effective Date") by and among XHIBIT CORP., a Nevada corporation (formerly known as NB Manufacturing, Inc.) (the "Company"), FlyReply Corp., a Nevada corporation, Xhibit Interactive, LLC, a Nevada limited liability company, SpyFire Interactive, LLC, a Nevada limited liability company, Stacked Digital, LLC, a Washington limited liability company, and SHC Parent Corp., a Delaware corporation, each with its offices at 80 E. Rio Salado Parkway, Suite 115, Tempe, AZ  85281 (the "Company Offices"), and CHRIS RICHARDE, an unmarried individual, whose address is 6407 E. Catesby Road, Paradise Valley, AZ  85253 ("Richarde").

RECITALS:

A.           On July 31, 2013 (the "Resignation Date") Richarde resigned from his positions as the Chairman of the Board of Directors and President of the Company, as well as all officer and director positions he held in the Company’s subsidiaries and their subsidiaries (collectively, the "Offices"), including the following:

CEO, President and Director of FlyReply Corp.;

CEO of Xhibit Interactive, LLC;

CEO, President and Director of SHC Parent Corp.

B.           Richarde is the owner of 44,440,064 shares of the Company’s common stock ($.0001 par value) represented by certificate no. 15303-1 (the "Shares").

C.           Richarde and the Company have entered into that certain Employment Agreement dated June 4, 2012 (the "Employment Agreement").

D.           In connection with his past employment with the Company and its subsidiaries and their respective predecessors and subsidiaries (collectively, the "Company Entities"), Richarde has developed for the benefit of and has assigned to the Company Entities certain intellectual property pursuant to the Employment Agreement, including without limitation the At-Will Employment, Confidential Information, Non-Competition and Invention Assignment Agreement attached thereto as Exhibit C (the "At-Will Employment, Confidential Information, Non-Competition and Invention Assignment Agreement," and other assignment documents, including without limitation the following:

Intellectual Property Assignment Agreement dated as of May 23, 2012, as amended June 4, 2012 (Social Bounce);
Invention Assignment Agreement dated as of August 2, 2011;
Domain Name Assignment dated as of August 2, 2011 (Social Bounce); and
Domain Name Assignment dated as of April 23, 2012 (SpyFire) (collectively, the "Employment Documents").

E.           Subject to the Conditions Precedent (as defined below in Section 1.4), Richarde and the Company have mutually agreed that it is in the best interests of the Company Entities to for Richarde to relinquish for cancellation 4,440,064 of the Shares (the "Tendered Shares") and to take the other related actions and make the other related agreements as described in Article I below.

F.           Richarde and the Company have mutually agreed it is in the best interests of Richarde and the Company Entities to mutually release one another and to take the other related actions and make the other related agreements as described in Articles II through VI to be effective as of the Effective Date, regardless of when, if at all, the Conditions Precedent are satisfied.

G.           Richarde agrees, subject to the terms and conditions of this Agreement, to make the representations, warranties and covenants contained herein in exchange for the Company making its representations, warranties and covenants contained herein, and both parties have agreed to enter into this Agreement for such purpose.

AGREEMENT:

ARTICLE I

TRANSACTION TERMS

1.1.           Share Cancellation.   Subject to the full satisfaction of the Conditions Precedent, (i) at the Closing (as defined below in Section 1.4), Richarde shall deliver the certificate representing the Shares to the CFO of the Company duly endorsed in blank, from which the Company shall cancel and nullify the Tendered Shares and, within ten (10) business days, the Company’s transfer agent shall issue a new certificate to Richarde representing the Retained Shares (as defined below).

1.2            [Intentionally Left Blank]

1.3           Payments to Richarde; Consulting.    Subject to the Closing, all accrued non-salary employment remuneration incurred in accordance with the Employment Agreement through the Resignation Date shall be paid and a final salary payment also shall be made by the Company at its next scheduled employee pay period for services rendered through the Resignation Date.  In addition, the Company shall (i) pay Richarde for all accrued vacation time up through the Resignation Date in accordance with its standard practice, including without limitation reduction for withholding taxes and FICA, and (ii) reimburse Richarde for all Company expenses incurred through the Resignation Date that are subject to reimbursement by the Company pursuant to its reimbursement policy as has been in effect. As consideration for the covenants and promises made herein by Richarde, the Company shall (i) pay Richarde $5,000 per 8 hours of consulting performed at the time and on the days requested by the CEO and solely by the CEO; and (ii) shall cover all COBRA payments for the one year period ended July 31, 2014. Richarde shall have the right to purchase personal group medical continuation coverage pursuant to his rights under the COBRA statute and regulations after the Resignation Date.

1.4           Closing; Closing Date; Conditions Precedent; Conditions Subsequent. The "Closing" of the transaction described in this Article I contemplated herein (the "Article I Transaction") shall occur at the Company Offices, at the earliest practicable date following the full satisfaction of the Conditions Precedent. (The date of the Closing shall be referred to as the "Closing Date").

(a) Conditions Precedent. The parties’ obligations to consummate the Article I Transaction are expressly conditioned and contingent upon the satisfaction of the following conditions precedent (the "Conditions Precedent") not later than the Closing and the terms of Sections 1.1, 1.3 and 1.4(b) of this Agreement shall not become effective until such time as all such Conditions Precedent have been achieved:

(i)           the completed sale (the "Ax Sale") of 20,000,000 Shares (the "Ax Shares") by Richarde to Peter Ax ("Ax");

(ii)           the completed sale (the "Hrissikopoulos Sale") of 5,000,000 Shares (the "Hrissikopoulos Shares") by Richarde to Paul Hrissikopoulos ("Hrissikopoulos");

(iii)           full and complete release of the Company Parties (as defined below) by Jason Hrissikopoulos with respect to all business dealings, which release shall be pursuant to such document as is acceptable to the Company;

(iv)           the execution and delivery by the Company of a Registration Rights Agreement substantially in the form set forth hereto as Exhibit A providing for the registration rights granted to Richarde with respect to the Retained Shares (as defined below);

(v)           the execution and delivery by the Company of a Registration Rights Agreement substantially in the form set forth hereto as Exhibit A providing for the registration rights granted to Ax with respect to the Ax Shares;

(vi)           the execution and delivery by the Company of a Registration Rights Agreement substantially in the form set forth hereto as Exhibit A providing for the registration rights granted to Hrissikopoulos with respect to the Hrissikopoulos Shares;

(vii)           entry by Richarde and the Company into a lock-up agreement whereby none of Richarde’s Retained Shares (as defined below) will be sold for a one year period from the Closing Date;

(viii)           entry by Ax and the Company into a lock-up agreement whereby none of Ax Shares will be sold for a one year period; and

(ix)           entry by Hrissikopoulos and the Company into a lock-up agreement whereby none of Hrissikopoulos Shares will be sold for a one year period.

 (b)           Conditions Subsequent. Post-Closing the parties agree in good faith to do the following:

(i)           no later than 90 days after Closing, the Company shall remove Richarde as a signer and guarantor from all bank accounts, SpyFire Interactive’s credit card account ending in 2749, and SpyFire’s credit line ending in 5979. Written confirmation of removal will be provided directly by US BANK;

(ii)           the Company shall remove Richarde as the guarantor of any cell phone accounts used by other employees of the Company Entities; and

(iii)           the Company shall have ceased and shall hereinafter refrain from all use of any credit cards issued in the name of Richarde and the Company shall fully reimburse Richarde for all expense charges made by the Company Entities on personal credit cards of Richarde for which Richarde remains liable, in the agreed amount of $229,065 paid to Richarde on or before August 31, 2013.

For purposes hereof, "Retained Shares" shall mean the 44,440,064 Shares minus the 20,000,000 Ax Shares, minus the 5,000,000 Hrissikopoulos Shares, minus the 4,440,064 Tendered Shares.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Richarde hereby represents and warrants to the Company Entities as of the Effective Date and as of the Closing Date that:

2.1.           Agreement Binding.   Neither the execution, delivery, nor performance of this Agreement by Richarde will, with or without the giving of notice or the passage of time, or both, conflict with or result in a default, right to accelerate or loss of rights under, or result in the creation of, any lien, charge or encumbrance or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, rule or regulation, or any order, judgment or decree to which Richarde is a party or by which Richarde may be bound or affected or result in or constitute the basis for the creation of any claim, liens, or encumbrance of any nature whatsoever in respect to the Shares.

2.2.           Resignation from Offices; Full Settlement. Richarde hereby confirms that, as of the Resignation Date, he (i) resigned from all Offices he previously held, including without limitation all officer and director positions with the Company; (ii) ceased having any managerial rights in any Company Entity, and (iii) ceased to be employed by any Company Entity.  Richarde agrees that as of the Effective Date and except as expressly provided in this Agreement and the Employment Agreement, no further compensation is due or owing to Richarde from any Company Entity whether in the form of cash or non-cash compensation with respect to any relationship between any Company Entity and Richarde.

2.3.            Authority.  Richarde has the requisite capacity, power and authority as applicable to transfer the Tendered Shares to the Company for their cancellation.  Richarde has the requisite capacity, power and authority as applicable to execute, deliver and perform his obligations under this Agreement, and this Agreement constitutes a legal, valid and binding obligation of Richarde.

2.4.           Title.  The Shares constitute all of Richarde's right, title and interest in the equity securities or properties of all the Company Entities. As of the Effective Date, Richarde is the sole record and beneficial owner of the Tendered Shares and such Shares are duly and validly issued and are free and clear from any lien, claim, pledge, charge or encumbrance.  As of the Closing Date, subject to the satisfaction of the Conditions Precedent, Richarde shall be the sole record and beneficial owner of the Retained Shares and such Retained Shares are duly and validly issued and are free and clear from any lien, claim, pledge, charge or encumbrance.  Other than this Agreement, there are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments now obligating Richarde, or if hereafter exercised would require Richarde, to transfer or surrender the Shares except with respect to the Ax Shares, Hrissikopoulos Shares, and the Tendered Shares.

2.5.           Full Knowledge. As a sophisticated and accredited investor and an officer, director and shareholder of the Company, Richarde has had access to and been given an opportunity to ask such questions of the Company Entities and their management concerning the Company Entities' collective business, operations, financial condition, assets, liabilities and other relevant matters as Richarde has deemed necessary or desirable, and has received and reviewed all information requested,  in order to evaluate the merits and risk relevant to Richarde's decision regarding the transactions contemplated by this Agreement.

2.6           Return of Property; No Right, Title or Interest.   Richarde has returned or will return to the Company all Company Entity-owned property, specifically including all keys and card key badges to Company buildings or property, all Company Entity-owned equipment (computer, iPads, cell phones, electronic or otherwise), and all Company Entity documents and papers, including but not limited to trade secrets or confidential Company Entity information.  Richarde represents and warrants that he has no right, title or interest in any asset of any Company Entity, including without limitation any equity of any Company Entity, other than the Shares. Notwithstanding this Section 2.6, Richarde shall have the right to all furniture on Schedule 2.6 which shall be taxable as compensation in the amount of $29,585.

The Company hereby represents and warrants to Richarde as of the Effective Date and as of the Closing Date that:

2.7.           Agreement Binding.   Neither the execution, delivery, nor performance of this Agreement by the Company will, with or without the giving of notice or the passage of time, or both, conflict with or result in a default, right to accelerate or loss of rights under, or result in the creation of, any lien, charge or encumbrance or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, rule or regulation, or any order, judgment or decree to which the Company is a party or by which the Company may be bound or affected or result in or constitute the basis for the creation of any claim, liens, or encumbrance of any nature whatsoever.

2.8.            Authority.  The Company has the requisite capacity, power and authority as applicable to execute, deliver and perform its obligations under this Agreement, and this Agreement constitutes a legal, valid and binding obligation of the Company.

ARTICLE III

INDEMNIFICATION

3.1.           Indemnification by the Company.  Except to the extent caused by any act or omission of Richarde, as of the Effective Date, the Company Entities jointly and severally agree to indemnify, defend and hold harmless Richarde and his heirs, executors, and all other persons acting on their behalf (the "Richarde Parties") from any and all:  (a) claims, liabilities, losses, costs or damages to Richarde or the Richarde Parties ("Loss") and (b) any and all reasonable attorneys' and accountants' fees and expenses and other out-of-pocket expenses incurred in defending or prosecuting any claim resulting in or from a Loss ("Fees") from or by virtue of the failure of any covenant or breach of any representation or warranty of any of the Company Entities in this Agreement.

3.2           Indemnification by Richarde.  Except to the extent caused by any act or omission of the Company Entities, as of the Effective Date, Richarde and the Richarde Parties jointly and severally agree to indemnify, defend and hold harmless the Company Entities and  (i) their respective successors, predecessors, assigns, affiliates, direct and indirect subsidiaries and divisions, (ii) their respective officers, managers, directors, employees, shareholders and members, in each case present and former, (iii) their respective agents, attorneys and accountants, and (iv) all other persons acting on their behalf (all of the foregoing, including the Company Entities, collectively, the “Company Parties”) from any and all:  (a) claims, liabilities, losses, costs or damages to the Company Parties ("Loss") and (b) any and all reasonable attorneys' and accountants' fees and expenses and other out-of-pocket expenses incurred in defending or prosecuting any claim resulting in or from a Loss ("Fees") from or by virtue of the failure of any covenant of or breach of any representation or warranty made by any of Richarde or the Richarde Parties in this Agreement.

ARTICLE IV

COVENANTS

4.1.           Releases.

(a) Richarde Release.  As of the Effective Date, Richarde, on behalf of himself and the Richarde Parties, hereby releases and forever discharges the Company Parties from any and all claims, debts, demands, suits, actions and causes of action of whatsoever kind and nature, whether in law or in equity, known or unknown that Richarde and the Richarde Parties may now have, at any time prior hereto ever had, or hereafter may have or could assert against the Company Parties for, upon or by reason of any matter, cause or thing whatsoever arising out of, set forth in, or connected with the employment of or services rendered by Richarde, Richarde’s ownership of the Shares, or any other dealings or relationships between or among the Company Parties and Richarde.  Richarde acknowledges and agrees that he does not claim or have any interest in any patents, copyrights, trade secrets or any other intellectual property rights relating to the Company Entities' respective products, marketing materials, documentation or other assets, and that any such rights have vested in one or more Company Entities as works for hire to the extent permitted by applicable law or have been assigned to a Company Entity.  This paragraph shall not affect Richarde's rights as a shareholder of the Company with respect to claims arising from acts or omissions occurring from and after the Effective Date.  The foregoing release shall NOT operate to release, waive, or otherwise impair (i) any claims, rights, or remedies arising from the obligations of the Company under this Agreement; (ii) any claims, rights, or remedies that Richarde may have and which may not be released or waived under applicable law or (iii) any right to coverage or indemnification under the Company’s applicable insurance policies or governing documents. Any Company Parties that are not parties to this Agreement are third party beneficiaries of the releases set forth in this Section 4.1(a).

(b) Company Release.  As of the Effective Date, the Company, on behalf of itself and all Company Parties forever releases Richarde and the Richarde Parties from any and all rights, claims, demands, causes of action, obligations, damages, penalties, fees, costs, expenses, and liabilities, of any nature whatsoever, which any Company Party has, had, or may have against Richarde and Richarde Parties with any cause or matter whatsoever, known to the Company at the date of this Agreement and including, without limitation, all matters related to Richarde’s employment and directorship with the Company and the termination of his employment. The foregoing release shall NOT operate to release, waive, or otherwise impair (i) any claims, rights, or remedies arising from the obligations of Richarde under this Agreement; or (ii) any claims, rights, or remedies that any Company Party may have and which may not be released or waived under applicable law.

4.2.           Non-Disparagement.  As of the Effective Date, the parties will refrain from making any disparaging comments, either directly or indirectly, about or in any way related to the each other. These restrictions shall not apply to any information that a party is required to disclose in connection with any legal or regulatory proceedings.

4.3.           No Release of Obligations Contained in this Agreement.  As of the Effective Date, the Company and Richarde hereby each acknowledge and agree that nothing contained in this Agreement shall release or discharge any of them from rights, duties and obligations contained in or assumed under this Agreement.

4.4.           Covenant Not to Sue.

(a) As of the Effective Date, Richarde, on behalf of himself and the Richarde Parties, hereby agrees and covenants not to sue the Company Parties for any and all claims, counterclaims, crossclaims, set-offs, debts, actions for contribution or indemnity, demands or any action whatsoever, in law or in equity, which Richarde may now have, at any time prior hereto ever had, against the Company Parties for, upon or by reason of any matter, cause or thing whatsoever arising out of, set forth in or connected with the employment of or services rendered by Richarde, Richarde’s ownership of the Shares, or any other dealings or relationships between or among the Company Parties and Richarde. This paragraph shall not affect Richarde's rights as a shareholder of the Company with respect to claims arising from acts or omissions occurring from and after the Effective Date, will not affect Richarde’s rights as to any breach or violations of this Agreement, and will not prohibit Richarde from seeking indemnification or coverage under the Company’s applicable insurance policies or governing documents.

(b) As of the Effective Date, Company, on behalf of itself and all Company Parties, hereby agrees and covenants not to sue Richarde or the Richarde Parties for any and all claims, counterclaims, crossclaims, set-offs, debts, actions for contribution or indemnity, demands or any action whatsoever, in law or in equity, which Company may now have, or at any time prior hereto ever had, against Richarde or the Richarde Parties for, upon or by reason of any matter, cause or thing whatsoever arising out of, set forth in or connected with the employment of or services rendered by Richarde, Richarde’s ownership of the Shares, or any dealings between or among Richarde and the Company Parties. This paragraph shall not affect Company’s rights as to any breach or violations of this Agreement.

4.5.           Confidentiality; Non-Competition; Proprietary Rights; Non-Solicitation.  Richarde acknowledges and agrees that as partial consideration for the covenants made by the Company hereunder, he shall be subject to the following covenants following execution of this Agreement:

(a) Confidential Information.  Richarde acknowledges that he has had and will have access to trade secrets and confidential business information of the Company Entities throughout the term of his service to the Company and that any such trade secret or confidential information, regardless of whether Richarde alone or with others developed any such trade secret or confidential information, shall be and shall remain the property of the respective Company Entities. After the Effective Date, Richarde shall not, either voluntarily or involuntarily, on either his own account, as a member of a firm, or on behalf of another employer or otherwise, directly or indirectly use or reveal to any person, partnership, corporation or association any trade secret or confidential information of the Company Entities, and their respective parents, subsidiaries, or affiliates. Such trade secrets shall include, but shall not be limited to, business plans, marketing plans or programs, financial information, forecasts, compensation arrangements, contracts (whether leases, rental agreements, financing arrangements, or other contracts) customer lists, and business opportunities. The term "trade secrets" shall not include information generally available to the public or a governmental agency except such term "trade secrets" shall include information provided to governmental agencies on a confidential basis. Richarde will not make available to any person, partnership, limited liability company, corporation or association, or retain after termination of employment, any Company policy manuals, contracts or other written materials.

(b) Proprietary Rights; Non-Competition; Non-Solicitation.   Richarde acknowledges and agrees that he remains subject to the covenants relating to proprietary rights, non-competition, noninterference with employees and noninterference with customers contained in the Employment Documents, provided however that the duration of the non-solicitation and non-competition covenants set forth in Sections 7 and 8, respectively, of the At-Will Employment, Confidential Information, Non-Competition and Invention Assignment Agreement shall continue for twelve months (12) months from the Effective Date.

(c) Injunctive Relief.  Richarde acknowledges that the restrictions contained in this Section 4.5 are a reasonable and necessary protection of the immediate interests of the Company and that any violation of these restrictions would cause substantial injury to the Company. In the event of a breach or threatened breach by Richarde of these restrictions, the Company shall be entitled to apply to any court of competent jurisdiction for an injunction restraining Richarde from such breach or threatened breach; provided, however, that the right to apply for an injunction shall not be construed as prohibiting the Company from pursuing any other available remedies for such breach or threatened breach.

4.6           D & O Indemnification.  The Company shall not take action to amend, repeal or otherwise modify the Articles of Incorporation and By-laws of the Company for a period from the date hereof until six years after the Closing in any manner that would adversely affect the rights thereunder of Richarde to indemnification, advancement of expenses or exculpation from liability. It is understood and agreed that the Company shall, to the fullest extent permitted under Nevada law, indemnify, defend and hold harmless Richarde against any losses in connection with any threatened, pending or completed claim, action, suit, proceeding or investigation to the extent that it was based on the fact that Richarde is or was a director, officer, employee, fiduciary or agent of any of the Company Entities and arising out of actions or omissions or alleged actions or omissions occurring on or prior to the Closing Date.  Any determination required to be made with respect to whether Richarde’s conduct complies with the standards set forth under Nevada law, the Articles of Incorporation or By-laws, as the case may be, shall be made by independent counsel mutually acceptable to the Company and Richarde.

ARTICLE V

MISCELLANEOUS

5.1.           Confidentiality.  None of the parties to this Agreement will discuss or disclose this Agreement or any of its terms with or to any unaffiliated person or entity not signing this Agreement, except as required by law, and will not voluntarily cooperate or aid any claimant adverse to the other parties.  A party may disclose the terms of this Agreement only with its legal and financial advisors.

5.2.           Effectiveness.  Each party to this Agreement acknowledges that it has freely, knowingly and voluntarily entered into this Agreement.

5.3.           Separate Counsel.  The parties stipulate and agree that, in entering into this Agreement, they have relied upon the advice and representation of counsel and other advisors selected by them, the Company and its counsel having urged Richarde to rely on separate counsel chosen by him.  Richarde particularly stipulates and agrees that he was afforded time within which to consider the terms of this Agreement with his legal counsel, Dan Mahoney of the law firm of Snell & Wilmer, and that he and his counsel and advisors have not received and are not relying on any representations or warranty from any person or entity retained or employed by any Company Entity in connection with his entry into this Agreement. Richarde acknowledges that Keller Rohrback, P.L.C. and its attorneys serve as counsel for the Company Entities and do not represent Richarde.

5.4.           Waiver of Breach or Default. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

5.5.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

5.6.           Paragraph Headings.   The paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said paragraphs.

5.7.           Counterparts.  This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

5.8.           Applicable Law.  This Agreement and all amendments thereof shall be governed by and construed in accordance with the laws of the State of Arizona applicable to contracts made and to be performed therein and the parties herein are subject to the personal jurisdiction of the courts in and for the State of Arizona, with venue to lie in Maricopa County, and to the extent permitted by law, are also subject to the personal jurisdiction of the Federal District Court, with venue to lie in the District of Arizona.

5.9.           Severability.  Wherever there is any conflict between any provisions of this Agreement and any statute, law, regulation or judicial precedent, the latter shall prevail, but in such event the provisions of this Agreement thus affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of the law.  In the event that any part, section, paragraph or clause of this Agreement shall be held by a court of proper jurisdiction to be invalid or unenforceable, the entire Agreement shall not fail on account thereof, but the balance of the Agreement shall continue in full force and effect unless such construction would clearly be contrary to the intention of the parties or would result in unconscionable injustice.

5.10.           Litigation.  In the event of any litigation between the parties arising out of this Agreement, the prevailing party shall be entitled to recover its court costs and reasonable attorneys' fees.

5.11.            Entire Agreement and Modification.  This Agreement represents the entire agreement by, between and among any of the parties and may be modified only by a duly authorized writing, executed by all of the parties or their respective heirs, successors or assigns.

5.12.           Notices.  All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt); or (b) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses set forth above (or to such other addresses as a party may designate from time to time by notice to the other parties).

5.13.           Further Acts.  Each party agrees (i) to perform any further acts and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, and (ii) to take all steps necessary and otherwise use his or its best efforts and act in good faith to cause the Conditions Precedent to occur as soon following the Effective Date as possible.

ARTICLE VI

EFFECTIVENESS

The parties hereby confirm and acknowledge that the terms, conditions, warranties, covenants, representations and other agreements set forth in Articles II, III, IV, V and VI (the “Non-Contingent Terms”) shall be effective from and after the Effective Date notwithstanding the terms and conditions relating to the Closing of the Article I Transaction and the Conditions Precedent thereto. For purposes of clarity, the parties further confirm and acknowledge that the Non-Contingent Terms shall be valid and binding and in full force and effect irrespective of when, if at all, the Conditions Precedent are satisfied and whether or not the Closing actually occurs.

[Signature Pages Follows]

The Company:

XHIBIT CORP., a Nevada corporation

By: /s/ Michael Schifsky
Its Chief Financial Officer

Date: August 6, 2013

FLYREPLY CORP., a Nevada corporation

By: /s/ Michael Schifsky
Its Chief Financial Officer

Date: August 6, 2013

XHIBIT INTERACTIVE, LLC, a Nevada limited liability company

By: /s/ Michael Schifsky
Its Chief Financial Officer

Date: August 6, 2013

SPYFIRE INTERACTIVE, LLC, a Nevada limited liability company

By: /s/ Michael Schifsky
Its Chief Financial Officer

Date: August 6, 2013

STACKED DIGITAL, LLC, a Washington limited liability company

By: /s/ Michael Schifsky
Its Chief Financial Officer

Date: August 6, 2013

SHC PARENT CORP., a Delaware corporation

By: /s/ Michael Schifsky
Its Chief Financial Officer

Date: August 6, 2013

Richarde

By: /s/ Chris Richarde
Chris Richarde

Date: August 6, 2013

Exhibit A

Form of Registration Rights Agreement

Exhibit A to Mutual Release Agreement

REGISTRATION RIGHTS AGREEMENT

Registration Rights Agreement (this “Agreement”), dated as of _____, 2013, is by and among Xhibit Corp., a Nevada corporation (the “Company”) and the investors set forth on Schedule 1 attached hereto, who own shares of the Company’s common stock, par value $0.0001 per share.

The parties hereby agree as follows:

1.           Certain Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any person, any other person which directly or indirectly controls, is controlled by, or is under common control with, such person.

“Allowed Delay” shall have the meaning set forth in Section 2(e)(ii) of this Agreement.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Common Stock” means shares of the Company’s common stock, par value $0.0001, and any securities into which such shares may hereinafter be reclassified.

“Company Registration” means a registration statement to be filed by the Company with respect to any of its equity securities for its own account (other than a registration statement on Form S-4 or S-8 (or any successor or substantially similar form), or in connection with (a) an employee stock option, stock purchase or compensation plan or securities issued or issuable pursuant to any such plan, or (b) dividend reinvestment plan).

“Form S-1” means a Form S-1 Registration Statement under the 1933 Act, or any successor or substantially similar form.

“Form S-3” means a Form S-3 Registration Statement under the 1933 Act, or any successor or substantially similar form.

“Investors” means collectively the investors set forth on Schedule 1 attached hereto or a permitted transferee of any such Investor who is a subsequent holder of any Registrable Securities.  The Investors are individually referred to herein as an “Investor.”

“Other Holder Piggyback Rights” means the rights of any holder of Company securities having contractual piggy-back registration rights entitled to participate in a registration, other than the Investors.

 “Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference or deemed to be incorporated by reference in such prospectus which is permitted to be so incorporated by reference in accordance with the rules and regulations of the SEC.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” or “Registrable Security” means (i) the shares of Common Stock issued to the Investors in connection with the Merger, and (ii) any securities issued or issuable with respect to such securities by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization with respect to any of the securities referenced in clause (i) above; provided, that, a security shall cease to be a Registrable Security when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the 1933 Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company; (c) such securities shall have ceased to be outstanding or (d) the Registrable Securities are salable within a three month period under Rule 144 without regard to any volume limitations under Rule 144.

“Registration” shall mean any Demand Registration or Piggy-Back Registration.

“Registration Statement” means any registration statement of the Company filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

“Required Investors” mean the Investors who, together, hold a majority of the Registrable Securities.

“SEC” means the U.S. Securities and Exchange Commission.

“Underwriter” means a securities dealer, investment banker, or purchaser’s agent who purchases any Registrable Securities as principal in an underwritten offering and not as part of such securities dealer’s market-making activities.

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.           Registration.

(a)           Form S-1 Demand Registration.

(i)           During the Demand Term (as defined below), Required Investors may, by written notice to the Company, request that the Company effect a registration on Form S-1 (a “Demand Registration”) under the 1933 Act covering all or part of the Registrable Securities held by such Required Investors (the date of such notice, the “Demand Date”), and the Company shall promptly notify all other Investors in writing of the receipt of such notice and each such Investor may elect (by written notice sent to the Company within ten (10) Business Days from the date of such Investor’s receipt of such notice from the Company) to have all or part of such Investor’s Registrable Securities included in such Demand Registration pursuant to this Section 2(a), and such Investor shall specify in such notice the number of Registrable Securities that such Investor elects to include in such Demand Registration.  Thereupon the Company shall, as expeditiously as is possible, but in any event no later than sixty (60) days after the Demand Date, file with the SEC, a Registration Statement (a “Demand Registration Statement”) relating to all shares of Registrable Securities which the Company has been so requested to register by such Investors (“Participating Investors”) for sale. “Demand Term” shall mean the period commencing on August 1, 2014 and ending on such date as the Company is first eligible to register the Registrable Securities on Form S-3.  If the Company loses its eligibility to register the Registrable Securities on Form S-3 while Registrable Securities are still held by the Investors, the Demand Term shall be automatically extended until the Company again becomes eligible to register the Registrable Securities on Form S-3.

(ii)           Notwithstanding anything to the contrary contained herein, the Company shall not be required to prepare and file (A) more than one (1) Demand Registration Statement in any twelve-month period, (B) any Demand Registration Statement within 120 days following the date of effectiveness of any other Registration Statement; or (C) during the period commencing with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, a Company Registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; provided, further, that, if the Company abandons such Company Registration, the Company shall promptly notify any Investor that was unable to effect a registration under this Section 2(a) as a result of this clause (C).

(iii)           If a majority-in-interest of the Participating Investors so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any Investor to include its Registrable Securities in such registration shall be conditioned upon such Investor’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Participating Investors proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the Participating Investors initiating the Demand Registration.

(iv)           If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Participating Investors in writing that the dollar amount or number of shares of Registrable Securities which the Participating Investors desire to sell, taken together with all other shares of Common Stock or other securities, if any, as to which registration has been requested pursuant to Other Holder Piggyback Rights, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Participating Investors (pro rata in accordance with the number of shares of Registrable Securities then held by such Participating Investors) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i) , the shares of Common Stock for the account of other persons that the Company is obligated to register under Other Holder Piggyback Rights pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares; and (ii) third, to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock that the Company and other shareholders desire to sell that can be sold without exceeding the Maximum Number of Shares.

(b)           Form S-3 and Shelf Demand Registration.

(i)           After both (A) August 1, 2014 and (B) the Company has qualified for the use of Form S-3 under the 1933 Act  for sales of Registrable Securities by selling stockholders, and prior to the date on which the Registrable Securities all cease to be Registrable Securities, in addition to the rights contained in Section 2(a), the Investors shall have the right to request an unlimited number of registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Investors, including whether such offering is requested to be an underwritten offering), and upon such request, the Company shall, subject to Section 2(e)(ii) hereof, use its commercially reasonable efforts to effect the registration under the 1933 Act of the Registrable Securities which the Company has been so requested to register by such Investors; provided, however, that the Company shall not be obligated to effect a registration pursuant to this Section 2(b):  (w) more than once in any twelve-month period; (x) unless the Registrable Securities requested to be included therein have an anticipated offering price to the public of at least $1.00 per share; (y) during the period commencing with the date thirty (30) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, a Company Registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; provided, further, that, if the Company abandons such Company Registration, the Company shall promptly notify any Investor that was unable to effect a registration under this Section 2(b) as a result of this clause (y); or (z) within 180 days following the last date on a Registration Statement filed in respect of a registration hereunder, if any, was effective.  Any registration under this Section 2(b) shall be underwritten at the request of Investors holding a majority of the Registrable Securities held by all Investors participating in such registration.

(ii)           If a request complying with the requirements of Section 2(b)(i) hereof is delivered to the Company, the notice provisions set forth in Section 2(a)(i) and the provisions of Sections 2(a)(iii) and 2(a)(iv) shall apply to such registration; provided, that if such request is for an offering other than an underwritten offering, the portions of those Sections applying to an underwritten offering shall not apply.

(iii)           The Investors shall have the right to request that one (1) registration made pursuant to Section 2(b) constitute an offering of Registrable Securities under the Securities Act in a manner that permits sales on a continuous or delayed basis pursuant to Rule 415 (the “Shelf Registration”). The Company shall, subject to Section 2(e)(ii) hereof, use its commercially reasonable efforts to cause the Registration Statement relating to the Shelf Registration to become effective as promptly as practicable and maintain the effectiveness of such Registration Statement for a period ending on the earliest of (A) two years following the date on which such Registration Statement first becomes effective (but one year if the Company is not continuously able to use Form S-3 during such period unless the Company is not permitted by applicable law to maintain the effectiveness for one year, and then for such shorter period as is permitted), and (B) the date on which all Registrable Securities covered by such Registration Statement have been sold and the distribution contemplated thereby has been completed or have become freely tradeable pursuant to Rule 144 without regard to volume limitations.  Any “takedown” under the Shelf Registration shall be underwritten at the request of Investors holding a majority of the Registrable Securities held by all Investors participating in such “takedown.” Any request for such a “takedown” that is intended to be an underwritten offering shall be made pursuant to Section 2(b)(ii) such that the provisions relating to effecting a Registration Statement thereunder apply to effecting the takedown under the Shelf Registration. Any sales made on a delayed or continuous basis under the Shelf Registration that do not constitute an underwritten offering shall not be required to comply with the underwriting provisions of Section 2(b)(ii).

(c)           Piggy-Back Registration.

(i)           If at any time after the date hereof and prior to date on which all Registrable Securities cease to be Registrable Securities, the Company proposes to file a Registration Statement under the 1933 Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the Investors as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the Investors in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”).

(ii)           The Company shall cause such Registrable Securities to be included in such Piggy-Back Registration and shall use commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

(iii)           If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with shares of Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the Investors, the Registrable Securities as to which registration has been requested under this Section 2(c), and the shares of Common Stock, if any, as to which registration has been requested pursuant to Other Holder Piggyback Rights, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

(1)           If the registration is undertaken for the Company’s account: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), Registrable Securities as to which registration has been requested under this Section 2(c) and the securities as to which piggy-back registration has been requested under existing Other Holder Piggyback Rights as of the date of this Agreement (pro rata in accordance with the number of securities each holder has actually requested to be included in such registration, regardless of the number of shares of Common Stock with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock as to which registration has been requested pursuant to Other Holder Piggyback Rights entered into after the date of this Agreement (pro rata in accordance with the number of shares such person has actually requested to be included in such registration, regardless of the number of shares of Common Stock with respect such person has the right to request inclusion).

(2)           If the registration is a “demand” registration undertaken at the demand of persons other than the Investors pursuant to written contractual arrangements with such persons, (A) first, the shares of Common Stock for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares;  (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), Registrable Securities as to which registration has been requested under this Section 2(c) and the securities as to which piggy-back registration has been requested under existing Other Holder Piggyback Rights as of the date of this Agreement (pro rata in accordance with the number of securities each holder has actually requested to be included in such registration, regardless of the number of shares of Common Stock with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Shares, (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B), and (C), the shares of Common Stock, if any, as to which registration has been requested pursuant to Other Holder Piggyback Rights entered into after the date of this Agreement that can be sold without exceeding the Maximum Number of Shares.

(d)           Expenses.  The Company will pay all expenses associated with each Registration, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees, blue sky fees, and the expenses of any special audits incident to or required by any such Registration, but excluding stock transfer taxes, discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

(e)           Effectiveness.

(i)           The Company shall use reasonable best efforts to have a Demand Registration Statement declared effective within one hundred and twenty (120) days after the Demand Date.  The Company shall notify the Investors by facsimile or e-mail as promptly as practicable, or by issuing a press release, within twenty-four (24) hours, after any Registration Statement is declared effective and as soon as reasonably practicable shall make available to the Investor, upon written request, copies of any related Prospectus to be used in connection with the sale or other disposition of the Registrable Securities covered thereby.

(ii)           Notwithstanding anything to contrary, the Company may delay, suspend the use of, or withdraw any Registration Statement or qualification of Registrable Securities if the Company in good faith determines that any such Registration Statement, or the use thereof, would materially and adversely affect any material corporate event or would otherwise require disclosure of nonpublic information which the Company determines, in its reasonable judgment, is not in the best interests of the Company at such time (an “Allowed Delay”); provided, that the Company shall promptly (A) notify the Investors in writing of the existence of (but in no event, without the prior written consent of the Investors, shall the Company disclose to the Investors any of the facts or circumstances regarding) the event giving rise to an Allowed Delay; provided, however, that the Company shall not be required to disclose material nonpublic information to the Investors unless an Investor has executed the nondisclosure agreement contemplated pursuant to Section 4(b); (B) advise the Investors in writing to cease all sales under the Registration Statement until the end of the Allowed Delay; and (C) use reasonable best efforts to terminate an Allowed Delay as promptly as practicable.

(f)           SEC Reductions. In the event the Company is required by the SEC to reduce the number of Registrable Securities being registered for resale on any Registration Statement filed with the SEC pursuant to Section 2(a), 2(b) or 2(c) hereof, then unless otherwise required by the SEC or agreed to by the Participating Investors, the number of Registrable Securities included in such Registration shall be allocated among all the Participating Investors on a pro rata basis based on the number of Registrable Securities held by each Participating Investor.  The Company shall notify the Investors in the event of any such reduction.

3.           Company Obligations.  The Company will use reasonable best efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a)           use reasonable best efforts to cause such Registration Statement to become and remain effective until the earlier of (1) one hundred and eighty (180) days following the effective date of such Registration Statement; (2) such time as all of the Registrable Securities covered by the Registration Statement have been sold; or (3) the date on which all of the Registrable Securities may be sold pursuant to Rule 144 under the 1933 Act without regard to volume restrictions, except that for any Shelf Registration, the required effectiveness periods set forth in Section 2(b)(iii) above shall be required (the “Effectiveness Period”);

(b)           prepare and file with the SEC such amendments, prospectus supplements or post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 3(a) and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Registrable Securities covered thereby;

(c)           make available to the Investors and their legal counsel upon written request (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company one copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Investors may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investors that are covered by the related Registration Statement.  Notwithstanding the foregoing, the Company shall not be required to provide any Investor or Investors’ representative with material non-public information unless such Investor has entered into a non-disclosure agreement with the Company;

(d)           use reasonable best efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(e)           use reasonable best efforts to cause all Common Stock covered by a Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed or quoted (if applicable);

(f)           promptly notify the Investors upon the occurrence of any of the following events in respect of the Registration Statement or the Prospectus forming a part thereof: (i) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (ii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iii) the effectiveness of the Registration Statement within twenty four (24) hours of such Registration Statement being declared effective;

(g)           immediately notify the Investors, at any time when a Prospectus relating to Registrable Securities is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event or the passage of time as a result of which, the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such Prospectus or the Registration Statement as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(h)           otherwise use reasonable best efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act, take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder;

(i)           cooperate with the Investors to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to a Registration Statement, and to enable such Registrable Securities to be in such denominations and registered in such names as the Investors may request; and

(j)           prior to any public offering of Registrable Securities, register or qualify (unless an exemption from such registration of qualification is available) the Registrable Securities for offer and sale under the securities or ”blue sky” laws of such jurisdictions within the United States, keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

4.      Due Diligence Review; Information.

(a)           The Company shall make available, during normal business hours, upon reasonable request and within a reasonable time, for inspection and review by the Investors, advisors to and representatives of the Investors (who may or may not be affiliated with the Investors and who are reasonably acceptable to the Company), all financial and other records, all filings with the SEC, and all other documents respecting the Company, its assets, its properties or its business (including without limitation minute books, corporate records, financial statements, contracts, permits, licenses, approvals, technical or engineering reports, and any title opinions or valuations which the Company has obtained) as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Investors or any such representative or advisor in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them) to the extent not publicly available on EDGAR or the Company’s website, prior to and from time to time after the filing and effectiveness of the Registration Statement until the end of the Effectiveness Period for the sole purpose of enabling the Investor and such representatives and advisors to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement.

(b)           Any Investor (and its advisors and representatives) requesting Company information pursuant to Section 4(a) shall complete a non-disclosure agreement with the Company and an acknowledgement that such investigation may reveal material non-public information.  Nothing herein shall obligate the Company to provide to the Investor, or any advisors or representatives or underwriters, any material nonpublic information. Additionally, the Company is not required to provide any information the Company deems commercially sensitive or proprietary.

5.      Obligations of the Investors.

(a)           Each Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request within five (5) Business Days of such request.  Additionally, each Investor agrees to respond to any comments from the SEC or any other government regulator regarding such Investor as soon as possible and in any event within five (5) Business Days of such request.  The Company shall not be required to include the Registrable Securities of an Investor in a Registration Statement and shall not be required to pay any damages to any Investor who fails to furnish to the Company such information within the prescribed timeline.

(b)           The Investors, by their acceptance of the Registrable Securities, agree to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless any such Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c)           Each Investor agrees that, upon receipt of any notice (which may be oral as long as written notice is provided by the next Business Day) from the Company of the commencement of an Allowed Delay pursuant to Section 2(e)(ii), the Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until otherwise notified in writing by the Company or until the Investor’s receipt of the copies of the supplemented or amended Prospectus filed with the SEC and until any related post-effective amendment is declared effective and, if so directed by the Company and the Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor’s possession of the Prospectus covering the Registrable Securities current at the time of receipt of such notice.

(d)           Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

6.      Indemnification.

(a)           Indemnification by the Company.  The Company will indemnify and hold harmless each Investor, and each of its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls such Investor within the meaning of the 1933 Act, against any losses, claims, damages, liabilities and expense (including reasonable attorney fees), joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof; (ii) any application or other document or communication (in this paragraph (a), referred to collectively as an “application”) executed by, or on behalf of, the Company or based upon written information furnished by, or on behalf of, the Company filed in any jurisdiction in order to register or qualify any of the Registrable Securities under the securities or “blue sky” laws thereof or filed with any securities exchange; (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the 1933 Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on the Investor’s behalf; provided, however, that the Company will not be liable in any such case if and to the extent that (A) any such loss, claim, damage or liability either arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Investor for use in such Registration Statement or Prospectus, or (B) such information relates to the Investor or the Investor’s proposed method of distribution of Registrable Securities and was reviewed and approved by the Investor for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or (C) in the case of an occurrence of an Allowed Delay or of an event of the type specified in Section 3(g), the use by the Investor of an outdated or defective Prospectus after the Company has notified the Investor in writing that the Prospectus is outdated or defective and prior to the receipt by the Investor of an amended or supplemented Prospectus, but only if and to the extent that following the receipt of such amended or supplemented Prospectus the misstatement or omission giving rise to such liability would have been corrected.

(b)           Indemnification by the Investor.  Each Investor agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, shareholders and each person who controls the Company (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent that such untrue statement or omission is contained in any information furnished by the Investor to the Company for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto, or to the extent that such information relates to such Investor’s proposed method of distribution of Registrable Securities and was reviewed and approved by the Investor for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or in the case of an occurrence of an Allowed Delay or an event of the type specified in Section 3(g), the use by the Investor of an outdated or defective Prospectus after the Company has notified the Investor in writing that the Prospectus is outdated or defective and prior to the receipt by the Investor of an amended or supplemented Prospectus, but only if and to the extent that following the receipt of the amended or supplemented Prospectus the misstatement or omission giving rise to such liability would have been corrected.  In no event shall the liability of the Investor be greater in amount than the dollar amount of the proceeds (net of any damages the Investor has otherwise been required to pay by reason of such untrue statement or omission by the Company) received by the Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c)           Conduct of Indemnification Proceedings.  Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification; and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (A) the indemnifying party has agreed to pay such fees or expenses; or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person; or (C) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); or (D) the indemnified party shall have reasonably concluded, with the advice of counsel, that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from, or in addition to, those available to the indemnifying party; and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation.  It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties.  No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.  The Company agrees promptly to notify the Investors of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of any Registrable Securities or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Registrable Securities.

(d)           Contribution.  If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.  The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Investor, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission.  The parties agree that it would be unjust and inequitable if the respective obligations of the Company and each Investor for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses or by any other method of allocation that does not reflect the equitable considerations referred to in this clause (d).  No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.  In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 6 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.  Anything in this Section 6(d) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent.  This Section 6(d) is not intended to supersede any right to contribution under the 1933 Act, the 1934 Act, or otherwise.

7.      Miscellaneous.

(a)           Amendments and Waivers.  This Agreement may be amended only by an instrument in writing signed by the Company and the Required Investors, provided that no amendment to this Agreement that is materially and disproportionately adverse to any Investor shall be made without such Investor’s written consent.  The Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written waiver or consent to such amendment, action or omission to act, of the Required Investors, provided that no such action or omission that is adverse to any Investor shall occur without such Investor’s written consent.

(b)           Notices.   All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by registered or certified mail or Federal Express or other nationally recognized overnight delivery service.  Any notices shall be deemed given upon the earlier of the date when received or the third day after the date when sent by registered or certified mail or the day after the date when sent by overnight delivery service to, the address set forth below, unless such address is changed by notice to the other party hereto, if to Company: Xhibit Corp. 80 E. Rio Salado Parkway, Suite 115 Tempe, AZ 85281 Attn: Chief Financial Officer
with a copy to (which shall not constitute notice): Keller Rohrback PLC 3101 N. Central Avenue, Suite 1400 Phoenix, AZ 85012 Attn: Stephen R. Boatwright, Esq.
if to the Investors:
with a copy to (which shall not constitute notice):

(c)            Assignments and Transfers by Investors.  The provisions of this Agreement shall be binding upon and inure to the benefit of the Investors and their successors and permitted assigns.  An Investor may transfer or assign, in whole or from time to time in part, to one or more persons, which shall be an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended under the 1933 Act, and which shall agree in writing to be bound by the terms and conditions of this Agreement, an executed counterpart of which shall be furnished to the Company, its rights hereunder in connection with the transfer of Registrable Securities by such Investor to such person, provided that the Investor complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected. From and after such proper assignment, such assignee shall be deemed an Investor hereunder.

(d)           Assignments and Transfers by the Company.  This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Required Investors, provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation, without the prior written consent of the Required Investors, after notice duly given by the Company to the Investors.

(e) Benefits of the Agreement.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f) Counterparts; Facsimiles.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed via facsimile, which shall be deemed an original.

(g) Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h) Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

(i) Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j) Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(k) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Arizona without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Arizona and the United States District Court for Arizona, in each case located in the City of Phoenix, Maricopa County, for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

[Company Signature Page]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement or caused their duly authorized officers to execute this Registration Rights Agreement as of the date first above written.

Xhibit Corp.
80 E. Rio Salado Parkway, Suite 115
Tempe, AZ 85281

By:           _________________________

Name:

Title:

[Investors’ Signature Page [for each Investor]]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement or caused their duly authorized officers to execute this Registration Rights Agreement as of the date first above written.

_______________________________________________

Name of Investor:

Schedule 1

Investors

Investor Name	Investor Mailing Address

Schedule 2.6

Furniture

Wood Conference Room Tables and Chairs